Exhibit 8.2


June 21, 1996



ANB Financial Corporation
7525 West Canal Drive
Kennewick, WA 99336

RE: Agreement and Plan of Merger dated as of February 26, 1996 among First Hawaiian, Inc., ANB Acquisition Corporation, and ANB Financial Corporation

Gentlemen:

We have been asked to render an opinion regarding the Federal income tax consequences of the proposed merger ("Merger") of ANB Acquisition Corporation ("Sub") with and into ANB Financial Corporation ("Company"), pursuant to the terms of the Agreement and Plan of Merger dated as of February 26, 1996 among First Hawaiian, Inc. ("FHI"), Sub and Company ("Agreement"), as described in the Registration Statement on Form S-4 to be filed by FHI with the Securities and Exchange Commission.

In connection with this opinion, we have examined and are familiar with copies identified to our satisfaction of the Agreement including schedules and exhibits, the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination, we have assumed the authenticity of all copies of documents submitted to us and the legal capacity of all natural persons executing the originals of said documents. We have also relied upon certain written representations of management of FHI and Company, which are attached to this opinion.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986 as amended ("Code"), Treasury Regulations and relevant Proposed Regulations, pertinent judicial authorities, rulings of the Internal Revenue Service and other relevant authorities.

Based upon the foregoing, it is our opinion that the Merger will constitute a tax-free reorganization under Code Sections 368(a)(1)(A) and 368(a)(2)(E), and that FHI, Company and Sub will each be a party to the reorganization pursuant to Code Section 368(b). As a tax-free reorganization, the Merger will have the following Federal income tax consequences for Company and Company's stockholders:


1. Under Code Section 354(a)(1), no gain or loss will be recognized by holders of the common stock of Company who exchange such shares for the common stock of FHI pursuant to the Merger, except that gain or loss will be recognized on the receipt of cash in lieu of fractional shares of FHI stock and gain or loss will be recognized by a holder who exercises dissenter's rights and receives cash in exchange for such holder's shares. Any cash received by a stockholder of Company will be treated as received in exchange for said stockholder's shares or fraction thereof and not as a dividend. Any gain or loss recognized as a result of the receipt of such cash will be capital gain or loss equal to the difference between the cash received and the stockholder's basis of such shares or fraction thereof, subject to the limitations of Code
         Section 302 and provided that the shares of Company surrendered were capital assets in the hands of the stockholder at the time of surrender.

2. The tax basis of the shares of FHI common stock received by each stockholder of Company will equal the tax basis of such stockholder's shares of Company common stock (less any amount allocated to fractional shares for which cash is received) exchanged in the Merger.

3. The holding period for the shares of FHI common stock received by each stockholder of Company will include the holding period for the shares of Company of such stockholder exchanged in the Merger.

4. Company, FHI and Sub each will not recognize gain or loss as a result of the Merger.


Except as set forth above, we express no opinion as to the tax consequences to any party, whether Federal, state or local taxes, of the Merger or of any transactions related to the Merger or contemplated by the Agreement. This opinion is being furnished to you in connection with the Merger and for your benefit in connection therewith and may not be used or relied upon for any other purpose (except for inclusion in the Registration Statement on Form S-4), and may not be circulated, quoted, or otherwise referred to for any other purpose without our express written consent.

Very truly yours,

Knight, Vale & Gregory, Inc., P. S.
/s/ Knight, Vale & Gregory, Inc., P. S.



By     /s/ Landon J. Brazier
       Landon J. Brazier, Shareholder

Attachments


                        [First Hawaiian, Inc. Letterhead]


                                                             June 21, 1996


Knight, Vale & Gregory, Inc., P.S.
1145 Broadway Plaza, Suite 900
Tacoma, WA  98402

              Re: Agreement and Plan of Merger among First Hawaiian, Inc., ANB Acquisition Corporation, and ANB Financial Corporation

Gentlemen:

              In connection with the proposed merger ("Merger") of ANB Acquisition Corporation ("Sub") with and into ANB Financial Corporation ("Company"), pursuant to the terms of the Agreement and Plan of Merger dated as of February 26, 1996, among First Hawaiian, Inc. ("FHI"), Sub and Company ("Agreement"), you will render opinions regarding the Federal income tax consequences to Company and its stockholders.

              In connection with such opinions, and recognizing that you will rely on this letter in rendering said opinions, the undersigned, a duly authorized officer of FHI and acting as such, hereby certifies that, to the best knowledge of the management of FHI, the facts relating to the Merger as described in the Agreement and in the prospectus included as part of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, including attachments thereto, are true, correct and complete in all material respects. The undersigned further certifies, to the best knowledge of the management of FHI, to the following as of the date hereof. Insofar as such certification pertains to any person (including Company) other than FHI, such certification is only as to the knowledge of the undersigned without specific inquiry.

              1. The Merger will be consummated in compliance with the material terms of the Agreement, and none of the material terms and conditions therein have been waived or modified and FHI has no plan or intention to waive or modify further any such material condition.

              2. The ratio for the exchange of shares of stock of Company for common stock of FHI in the Merger was negotiated through arm's-length bargaining. Accordingly, the fair market value of the FHI common stock to be received by Company stockholders in the Merger will be approximately equal to the fair market value of the Company stock surrendered by such stockholders in exchange therefor.

              3. To the best of the knowledge of the management of FHI, there is no plan or intention by any stockholder of Company to sell, exchange, transfer by gift or otherwise dispose of any of the shares of common stock of FHI to be received by them in the Merger. In addition, the management of FHI is not aware of any transfers of Company stock by any holders thereof prior to the Effective Time which were made in contemplation of the Merger.

              4. Stockholders of Company holding at least 80% of the common stock will exchange their common stock solely for common stock of FHI pursuant to the Merger.

              5. To the best of the knowledge of the management of FHI, immediately following the Merger, Company will retain at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by it immediately prior to the Merger. For this purpose, amounts used to pay dissenters, for fractional shares or to pay reorganization expenses, and all other redemptions and distributions (except for regular, normal dividends) made by Company immediately prior to the Merger will be considered as assets held by Company immediately prior to the Merger. The management of FHI is not aware of Company having redeemed any of its stock, having made any distribution with respect to any of its stock or having disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Company by FHI.

              6. Prior to the Merger, FHI will own 100% of the outstanding common stock of Sub, and Sub will have no other classes of stock outstanding.

              7. FHI has no plan or intention to cause Company after the Merger to issue additional shares of the stock of Company that would result in FHI losing control of Company (control defined as ownership of at least 80% of the common stock and at least 80% of all other classes of stock of Company).

              8. FHI has no plan or intention to reacquire any of its stock issued in the Merger.

              9. FHI has no plan or intention after the Merger to liquidate Company, to merge Company into another corporation to make any extraordinary distribution in respect of its stock in Company, to sell or otherwise dispose of the stock of Company except for the transfers of such stock to a corporation with respect to which the Parent owns at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock, or to cause Company to sell or dispose of any of its assets except for dispositions made in the ordinary course of business or transfers to a corporation controlled by Company.

              10. To the best of the knowledge of the management of FHI, no liabilities of any person other than Company will be assumed by Company or FHI in the Merger, and none of the shares of Company to be surrendered in exchange for FHI common stock in the Merger will be subject to any liabilities.

              11. Immediately after the Merger, FHI intends to cause Company to continue the historic business of Company or use a significant portion of the historic business assets of Company in a business.

              12. FHI, Sub and Company will pay their respective expenses incurred in connection with the Merger. Neither FHI nor Sub will pay any of the expenses of the stockholders of Company incurred in connection with the Merger.

              13. To the best of the knowledge of the management of FHI, on the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities.

              14. No stock of Sub will be issued in the Merger, and any assets of Sub will be transferred to Company pursuant to the Merger.

              15. The stock of FHI exchanged for common stock of Company in the Merger will be newly issued or treasury stock pursuant to the Agreement. None of the stock of FHI exchanged will be stock previously transferred to Sub.

              16. The payment of cash in lieu of fractional shares of stock of FHI was not separately bargained for consideration, and its being made for the sole purpose of saving FHI the expense and inconvenience of issuing fractional shares.

              17. None of the compensation received by any stockholder-employee of Company pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his/her share of Company stock. None of the shares of common stock of FHI received by any stockholder-employee of Company pursuant to the Merger is or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of Company pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

              This letter is being furnished to you solely for your benefit and for use in rendering your opinions and is not to be used, circulated, quoted or otherwise referred to for any other purposes (other than inclusion in your opinions) without the express written consent of FHI. All of the foregoing certifications are true to the best knowledge of the management of FHI.


Very truly yours,

FIRST HAWAIIAN, INC.


/s/ Howard H. Karr
Howard H. Karr
                        [ANB Financial Corp. Letterhead]

April 18, 1996


Knight, Vale & Gregory, Inc., P.S.
1145 Broadway Plaza, Suite 900
Tacoma, WA  98402

RE: Agreement and Plan of Merger among First Hawaiian, Inc., ANB Acquisition Corporation, and ANB Financial Corporation.

Gentlemen:

In connection with the proposed merger ("Merger") of ANB Acquisition Corporation ("Sub") with and into ANB Financial Corporation ("Company"), pursuant to the terms of the Agreement and Plan of Merger dated as of February 26, 1996, among First Hawaiian, Inc. ("FHI"), Sub and Company ("Agreement"), you will render opinions regarding the Federal Income Tax consequences to Company and its stockholders.

In connection with such opinions, and recognizing that you will rely on this letter in rendering said opinions, the undersigned, a duly authorized officer of Company and acting as such, hereby certifies that, to the best knowledge of the management of Company, the facts relating to the Merger as described in the Agreement and in the prospectus included as part of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, including attachments thereto, are true, correct and complete in all material respects. The undersigned further certifies, to the best knowledge of the management of Company, to the following as of the date hereof. Insofar as such certification pertains to any person (including FHI and Sub) other than Company, such certification is only as to the knowledge of the undersigned without specific inquiry.

1. The Merger will be consummated in compliance with the material terms of the Agreement, and none of the material terms and conditions therein have been waived or modified and Company has no plan or intention to waive or modify further any such material condition.

2. The ratio for the exchange of shares of stock of Company for common stock of FHI in the Merger was negotiated through arm's length bargaining. Accordingly, the fair market value of the FHI common stock to be received by Company stockholders in the Merger will be approximately equal to the fair market value of the Company stock surrendered by such stockholders in exchange therefor.

3. The management of Company knows of no plan or intention by any stockholder of Company to sell, exchange, transfer by gift or otherwise dispose of any of the shares of common stock of FHI to be received by them in the Merger. In addition, the management of Company is not aware of any transfers of Company stock by any holders thereof prior to the Effective Time which were made in contemplation of the Merger.

4. Stockholders of Company holding at least 80% of the common stock will exchange their common stock solely for common stock of FHI pursuant to the Merger.

5. Immediately following the Merger, Company will retain at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by it immediately prior to the Merger. For this purpose, amounts used to pay dissenters, for fractional shares or to pay reorganization expenses, and all other redemptions and distributions (except for regular, normal dividends) made by Company immediately prior to the Merger will be considered as assets held by Company immediately prior to the Merger. Company has not redeemed any of its stock, made any distribution with respect to any of its stock, or disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Company by FHI.

6. No liabilities of any person other than Company will be assumed by Company or FHI in the Merger, and none of the shares of Company to be surrendered in exchange for FHI common stock in the Merger will be subject to any liabilities.

7. Immediately after the Merger, Company intends to continue its historic business, or use a significant portion of its historic business assets in a business.

8. Company, FHI and Sub will pay their respective expenses incurred in connection with the Merger. None of Company, FHI or Sub will pay any of the expenses of the stockholders of Company incurred in connection with the Merger.

9. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities.

10. No stock of Sub will be issued in the Merger, and any assets of Sub will be transferred to Company pursuant to the Merger.

11. The payment of cash in lieu of fractional shares of stock of FHI was not separately bargained for consideration, and its being made for the sole purpose of saving FHI the expense and inconvenience of issuing fractional shares.

12. None of the compensation received by any stockholder-employee of Company pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of Company stock. None of the shares of common stock of FHI received by any stockholder-employee of Company pursuant to the Merger are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of Company pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

This letter is being furnished to you solely for your benefit and for use in rendering your opinions and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than inclusion in your opinions) without the express written consent of Company. All of the foregoing certifications are true to the best knowledge of the management of Company.

Very truly yours,


/s/ Richard C. Emery
Name

President & CEO
Title

April 26, 1996
Date